SECURITIES AND EXCHANGE COMMISSION

                         Washington, D.C. 20549

                                FORM 8-K

                             CURRENT REPORT


Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September
15, 1995 (September 14, 1995)


                     HUDSON'S GRILL OF AMERICA, INC.
         (Exact name of Registrant as specified in its Charter)


                               California
             (State or other jurisdiction of incorporation)


                                 0-13642
                       (Commission or File Number)


                               95-3477313
                  (IRS Employer Identification Number)


          16970 Dallas Parkway, Suite 402, Dallas, Texas 75248
                (Address of Principal Executive Offices)


Registrant's telephone number, including area code:
(214) 931-9743



Item 5.  Other Events.

     Hudson's Grill of America, Inc. (the "Company") settled "Torres v. Hudson's Grill of America", a case involving the Hudson's Grill located in Whittier, California. The plaintiffs had alleged libel, wrongful termination and sexual harassment. Under Hudson's insurance policies then in effect with Fireman's Fund Insurance Company, Hudson's insurance carrier was to provide Hudson's legal defense and pay for at least the settlement of the libel action. Fireman's funded all of the settlement; the Company did not have to fund any part of the settlement. The parties agreed to keep the settlement confidential, and the parties are limited to making the following statement: "The matter was settled to my satisfaction. No party admitted any liability." Final settlement documents are expected to be drafted shortly. In the near future, the Company will seek to recover from Fireman's the legal expenses incurred by the Company in the defense of this case.



Item 7.  Exhibits.

     1. Press Release dated September 15, 1995 with regard to the settlement of the "Torres v. Hudson's Grill of America, Inc." case.


                               SIGNATURES

     Pursuant to the requirements of the Securities Exchange
Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  September 15, 1995


                              HUDSON'S GRILL OF AMERICA, INC.
                              Registrant


                              s/s David L. Osborn
                              David L. Osborn

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